Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors
Crescent Financial Bancshares, Inc. and Subsidiary
Raleigh, North Carolina

We consent to the incorporation by reference in the registration statements (Nos. 333-160566, 333-137235, 333-136522, 333-126871, 333-108456, 333-68974 and 333-68990) on Form S-8 and in the registration statement on Form S-3 (No. 333-157137) of Crescent Financial Bancshares, Inc. and Subsidiary (the “Company”) of our report dated March 29, 2013 with respect to the consolidated financial statements of the Company as of December 31, 2012 (Successor) and 2011 (Predecessor), and for the period from February 1, 2012 through December 31, 2012 (Successor), the period from January 1, 2012 through January 31, 2012 (Predecessor), and for the year ended December 31, 2011 (Predecessor) which report appears in the Company's 2012 Annual Report on Form 10-K. Our report refers to the retrospective adjustment of the 2011 financial statements to reflect a change in reporting entity.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
March 29, 2013